Exhibit 99.1 Lyntris Revenue Surges 90% in Third Quarter 2026 as Backlog More Than Doubles Falls Church, Virginia, November 4, 2026 – Lyntris Inc. (“Lyntris” or “the Company”) (NYSE: LYNX), a defense technology company delivering “sense-to-act” connectivity solutions for the modern battlespace, today reported financial results for the quarter ended September 30, 2026. "Lyntris delivered a commanding quarter: revenue grew 90%, and backlog more than doubled year to date,” said Brian Morrison, Chief Executive Officer. "Warfare is changing fast, and customers are turning to Lyntris for the speed, precision, and connectivity that new threats demand. From next-generation radar to integrated space payloads and mission-critical software, our technology connects the battlespace from sense to act. With a stronger balance sheet following our IPO, we are investing to deliver on our customers’ most urgent missions." Third Quarter Fiscal Year 2026 Financial Highlights • Quarterly revenue of $194 million, up 90% year over year, including organic growth of 89% • Net loss of $3 million, or $0.03 per diluted share, compared to net loss of $3 million in the third quarter of 2025 • Net loss margin of 1.6%, compared to 3.4% in the third quarter 2025 • Quarterly Adjusted EBITDA(1) of $29 million, up 91% year over year, representing an Adjusted EBITDA Margin(1) of 14.7%, compared to 14.6% in the third quarter of 2025 • Adjusted Net Income(1) of $17 million, or $0.15 of Adjusted EPS(1) • Net Cash Provided by Operating Activities of $84 million, compared to $3 million of cash used in the third quarter of 2025 • Free Cash Flow(1) improved to $79 million, reversing a $4 million cash outflow in the third quarter of 2025 • Net Leverage Ratio(1) improved to 1.2x Year-to-Date 2026 Financial Highlights • Revenue of $435 million for the nine months ended September 30, 2026, up 55% year over year • Net loss of $18 million, or $0.17 per diluted share, compared to net loss of $13 million for the nine months ended September 30, 2025 • Net loss margin of 4.1%, compared to 4.7% in the nine months ended September 30, 2025 • Adjusted EBITDA(1) of $66 million, up 65% year over year, representing an Adjusted EBITDA Margin(1) of 15.2%, compared to 14.3% for the nine months ended September 30, 2025 • Adjusted Net Income(1) of $31 million, or $0.28 of Adjusted EPS(1) • Backlog of $1,013 million as of September 30, 2026, up 113% year to date (1) EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Free Cash Flow, and Net Leverage Ratio are non-GAAP financial measures. See “Non-GAAP Supplemental Information” on the following pages for additional information regarding the use of EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Free Cash Flow, and Net Leverage Ratio and a reconciliation to the most comparable GAAP measure. Third Quarter 2026 Highlights • Closed $298 million initial public offering (the “IPO”) on August 20, 2026 of 17 million shares of common stock at $17.50 per share, including approximately 5.7 million shares sold by the Company. Lyntris received net proceeds of approximately $67 million. • Used approximately $60 million of the net proceeds from the IPO to repay outstanding borrowings under the Company’s revolving credit facility. • On July 31, 2026, entered into a new credit facility, consisting of a $200 million term loan and a $100 million revolving line of credit, each maturing on July 31, 2031. Proceeds from the term loan, together with $15 million of cash on hand and approximately $73 million drawn on the revolving line of credit, were used to repay all amounts outstanding under the Company’s prior credit facilities (the "Refinancing"). At quarter end, the revolver was fully repaid. Program Awards and Milestones • LTAMDS: Received additional production orders supporting the LTAMDS program, backed by a $1.7 billion contract awarded to the prime in 2025, extending Lyntris' production visibility through 2028. Lyntris Inc. 1

Lyntris Inc.

- **SPY-6:** Completed qualification of a critical hardware assembly for the SPY-6 radar program, supported by a $1.8 billion contract extension awarded to the prime in 2026, positioned for increased production.
- **Intuitive Machines:** Selected to supply tri-band antenna feed systems for Intuitive Machines' expanding global ground network, supporting lunar and deep-space communications.
- **Sovereign Space Payload:** Secured additional awards expanding Lyntris' scope on an existing sovereign space payload program, strengthening its position in integrated payload solutions.
- **Additional Awards:** Secured additional awards on a large air and missile defense radar program, supporting the continued transition into low-rate initial production.

## Third Quarter and Year-to-Date 2026 Financial Results

| | Three Months Ended September 30, | | | |
|---|---|---|---|---|
| **(dollars in thousands)** | **2026** | **2025** | **Dollar Change** | **Percentage Change** |
| Maritime Domain Awareness | $ 54,297 | $ 41,952 | $ 12,345 | 29.4 % |
| Air & Missile Defense | 83,369 | 32,843 | 50,526 | 153.8 % |
| Space ISR & Resilient Communications | 56,763 | 27,297 | 29,466 | 107.9 % |
| **Total revenue** | **$ 194,429** | **$ 102,092** | **$ 92,337** | **90.4 %** |

| | Nine Months Ended September 30, | | | |
|---|---|---|---|---|
| **(dollars in thousands)** | **2026** | **2025** | **Dollar Change** | **Percentage Change** |
| Maritime Domain Awareness | $ 166,978 | $ 109,825 | $ 57,153 | 52.0 % |
| Air & Missile Defense | 154,091 | 103,521 | 50,570 | 48.8 % |
| Space ISR & Resilient Communications | 114,343 | 67,829 | 46,514 | 68.6 % |
| **Total revenue** | **$ 435,412** | **$ 281,175** | **$ 154,237** | **54.9 %** |

Total revenue for the third quarter increased $92 million, or 90%, to $194 million compared to the third quarter of 2025, primarily attributable to organic growth across all three of our core missions, across both U.S. and allied nations.

**Maritime Domain Awareness** revenue increased $12 million, or 29%, to $54 million in the third quarter of 2026. The increase was primarily attributable to sustained, and increasing, demand across a range of allied nation programs, which include our integrated C2 software tools and sensor solutions.

**Air & Missile Defense** revenue increased $51 million, or 154%, to $83 million in the third quarter of 2026. Performance was driven by embedded growth across flagship radar programs accelerating into full and low-rate production, and expansion in early-stage programs.

**Space ISR & Resilient Communications** revenue increased $29 million, or 108%, to $57 million in the third quarter of 2026. The increase was primarily attributable to growth in recently awarded programs for our international and domestic space payload solutions.

Net loss in the third quarter was $3 million, or $0.03 per diluted share, compared to net loss of $3 million, or $0.03 per diluted share, in the third quarter of 2025. The third quarter of 2026 includes $5 million of stock-based compensation expense, $3 million of costs associated with acquisitions, strategic initiatives and the IPO that did not qualify for deferral as offering costs and $7 million of loss on extinguishment of debt related to the Refinancing.

Adjusted EBITDA for the third quarter was $29 million, compared to $15 million in the third quarter of 2025, and Adjusted EBITDA Margin was 14.7%, compared to 14.6%. Margin improvement reflects effective cost controls and economies of scale on higher revenues.

Adjusted Net Income for the third quarter was $17 million, or $0.15 of Adjusted EPS, compared to $2 million or $0.02 of Adjusted EPS in the third quarter of 2025. The increase was primarily driven by stronger results of operations, lower interest expense and adjustments for one-time items such as share based compensation and loss on debt extinguishment.

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Backlog As of September 30, 2026, backlog was $1,013 million, compared to $924 million as of June 30, 2026 and $476 million as of December 31, 2025. The increase reflects continued demand across our core missions and flagship programs. Business Outlook for the Full Year 2026 For the full year 2026, the Company expects total revenue of between $623 million and $630 million and Adjusted EBITDA of between $95.5 million and $97 million. Adjusted EBITDA is provided in the full year 2026 outlook, on a forward-looking basis. The Company has not provided a reconciliation of forward-looking Adjusted EBITDA to the most directly comparable forward-looking U.S. GAAP measure, net loss, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, because the Company is unable to predict with reasonable certainty, without unreasonable effort, the amount or timing of certain items, including acquisition and integration-related costs, restructuring and severance charges, stock-based compensation expense and income taxes. These items are uncertain, depend on various factors and could have a significant impact on U.S. GAAP results for the guidance period. The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to obtain and retain contracts, the timing and amount of U.S. and allied nation spending, the performance of our subcontractors and suppliers and the availability and cost of critical components, our ability to consummate acquisitions on satisfactory terms and effectively integrate acquired operations, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the U.S. and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “Forward-Looking Statements” below and in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Conference Call and Live Webcast In conjunction with this release, Lyntris will host a conference call and live webcast today, Wednesday, November 4, 2026, at 4:30 p.m. Eastern Time to review results for the third quarter of 2026. Hosting the call and webcast will be Brian Morrison, Chief Executive Officer; Tim Paulin, Chief Financial Officer; Matthew Alty, President and Vice Chair, and Nathan Rutledge, Senior Vice President, Investor Relations. Investors may listen to the live audio webcast via the Investor Relations page of the Lyntris website, https:// investors.lyntris.com. Please allow 10 minutes prior to the call to download and install any necessary audio software. A supplemental investor presentation for the third quarter of 2026 may be accessed at https://investors.lyntris.com. Audio Replay An audio replay of the event will be archived on the Investor Relations section of the Company’s website at https:// investors.lyntris.com. About Lyntris Lyntris is a defense technology company delivering “sense-to-act” connectivity solutions for the modern battlespace. Combining differentiated hardware, software and mission expertise, Lyntris helps customers to detect threats earlier, decide faster and act with precision in contested, multi-domain environments. Through its Sensor Architecture, Sensor Hardware and Data & Software capability sets, Lyntris supports U.S. and allied nation programs across three core missions: Maritime Domain Awareness; Air & Missile Defense; and Space Intelligence, Surveillance, Reconnaissance & Resilient Communications. For more information, visit lyntris.com. Non-GAAP Supplemental Information We present in this press release certain financial information based on EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Free Cash Flow and Net Leverage Ratio. In addition to our results determined in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), we believe these non-GAAP financial measures will help investors understand our financial condition and results of operations and assess our future Lyntris Inc. 3 prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing results of operations. Further, when read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. We may use non- GAAP financial metrics in certain management compensation plans, debt covenants, internal budgetary decision making and other resource allocation decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure. We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. We define these non-GAAP financial measures as: EBITDA / Adjusted EBITDA – We define EBITDA as our net loss before (i) income taxes, (ii) depreciation and amortization and (iii) interest expense. We define Adjusted EBITDA as EBITDA as further adjusted to exclude (i) acquisition and integration-related costs, (ii) restructuring and severance charges, (iii) sponsor and advisory fees, (iv) system implementation costs, (v) other non-cash charges and (vi) stock-based compensation expense. We believe these adjustments are appropriate because they represent costs that are not indicative of our ongoing operating performance, are non-cash expenses, are non-recurring in nature or relate to discrete strategic initiatives Adjusted EBITDA Margin – We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. Management believes EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are useful because they allow management to more effectively evaluate our operating performance and compare our results of operations from period to period without regard to our financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as alternatives to, or more meaningful than, net loss, net loss margin, or any other measure as determined in accordance with U.S. GAAP. Our computation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin of other companies. We present EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin because we believe they provide useful information regarding the factors and trends affecting our business. Adjusted Net Income (Loss) – We define Adjusted Net Income (Loss) as net loss as further adjusted to exclude (i) acquisition and integration-related costs, (ii) restructuring and severance charges, (iii) sponsor and advisory fees, (iv) system implementation costs, (v) other non-cash charges, (vi) stock-based compensation expense, (vii) amortization of acquired intangible assets, (viii) amortization of deferred financing costs and (ix) the tax effect of the foregoing adjustments. Adjusted EPS – Adjusted EPS represents GAAP net income (loss) per fully diluted share, excluding (i) acquisition and integration-related costs, (ii) restructuring and severance charges, (iii) sponsor and advisory fees, (iv) system implementation costs, (v) other non-cash charges, (vi) stock-based compensation expense, (vii) amortization of acquired intangible assets, (viii) amortization of deferred financing costs and (ix) the tax effect of the foregoing adjustments as they are not representative of our operating performance. We believe Adjusted Net Income (Loss) and Adjusted EPS are useful because they allow us to more efficiently evaluate the performance of our business in a way that also considers our ability to generate profit without the impact of items that are not indicative of our ongoing operating performance, are non-cash expenses or are non-recurring in nature or relate to discrete strategic initiatives and aid in the comparability of our performance from period to period. We also use Adjusted Net Income (Loss) and Adjusted EPS for purposes of evaluating management performance and in connection with certain compensation plans and internal budgeting decisions. Free Cash Flow – We define Free Cash Flow as net cash flows from operating activities less cash capital expenditures. We believe Free Cash Flow is a useful measure of liquidity and an indicator of our financial performance. We believe Free Cash Flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet. Lyntris Inc. 4

Net Leverage Ratio – Net Leverage Ratio is defined as total debt, excluding finance lease liabilities and net of unamortized debt issuance costs, less cash, divided by adjusted EBITDA for the trailing twelve-month period. We believe that Net Leverage Ratio is a useful measure to management and investors in understanding trends in our overall financial condition. Backlog – Backlog represents our estimate of the revenue we expect to realize in future periods as a result of performing work on contracts that have been awarded to us, net of any revenue previously recognized as of the date of measurement. We include in our backlog the aggregate expected revenue from awarded contracts, either executed or awaiting execution (e.g., a written contract, purchase order, long-term agreement, contractual authorization to proceed or written notification or other evidence regarding an expectation of an execution) even though our contracts include certain termination rights exercisable by our customers with advance notice. Deferred revenue recognized on our consolidated balance sheets, consisting of payments and billings received in excess of revenue recognized, is included in our backlog calculation. Backlog includes both single-year and multi-year awards and can include variable consideration such as award fees and incentive fees. Backlog is subject to modification, delay or termination by our customers, which may impact our realization of revenue from some or all of the contracts included in our backlog. We monitor our backlog because we believe it is a forward-looking indicator of potential revenue that can be helpful to investors in evaluating our performance and identifying trends over time, although period-to-period comparisons of backlog are not necessarily indicative of future revenue. Forward-Looking Statements This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include all statements that are not historical facts and can generally be identified by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “will,” and the negative version of these words or similar terms and phrases. These statements include, among others, statements regarding our full year 2026 outlook, backlog, program progression, margins, capital allocation and growth strategy. These statements are based on management’s current expectations and are not guarantees of future performance, and are subject to various known and unknown risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Lyntris, will prove to be correct or that any of our expectations, estimates or projections will be achieved. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: our business and growth are concentrated across customers in the defense and U.S. national security sectors; our reliance on government spending priorities subjects us to appropriations and budgetary and U.S. national security policy decisions that are largely outside of our control; we depend on U.S. government contracts, which are generally not fully funded at inception, may be undefinitized at the start of performance and are subject to competitive bidding, cancellation or delay without penalty; our customers may early terminate, pause or stop work orders; the failure of our subcontractors or suppliers to perform or the scarcity, unavailability or increased cost of critical components or raw materials; our ability to realize the full amounts estimated under the contracts in our backlog as revenue; our ability to consummate acquisitions on satisfactory terms and effectively integrate acquired operations; our business and operations expose us to numerous legal and regulatory requirements, including environmental laws, the National Industrial Security Program Operating Manual and export control laws; and we have substantial indebtedness, and we may not be able to generate sufficient cash to service all of such indebtedness. Readers are directed to the risk factors identified in the filings we make with the SEC from time to time, including our prospectus dated August 18, 2026, filed with the SEC pursuant to Rule 424(b) on August 19, 2026, copies of which are available free of charge at the SEC’s website at www.sec.gov under Lyntris Inc and on Lyntris’ website at https://investors.lyntris.com. The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law. Lyntris Inc. 5

Condensed Consolidated Balance Sheets (unaudited) (in thousands) September 30, 2026 December 31, 2025 Assets Current assets Cash $ 88,367 $ 19,148 Restricted cash 2,673 3,490 Accounts receivable, net 81,020 82,872 Inventory 29,382 17,937 Other current assets 48,353 24,928 Current assets $ 249,795 $ 148,375 Property, plant and equipment, net 67,869 67,770 Goodwill 192,069 187,319 Intangible assets, net 51,726 57,968 Right-of-use assets 1,966 2,151 Other assets 18,206 12,928 Total assets $ 581,631 $ 476,511 Liabilities and stockholders’ equity Current liabilities Accounts payable $ 55,696 $ 29,384 Deferred revenue 79,284 30,029 Other current liabilities 86,984 32,683 Current portion of long-term debt 7,393 3,587 Operating lease liabilities, current 826 775 Finance lease liabilities, current 3,975 4,025 Current liabilities $ 234,158 $ 100,483 Long-term debt, net of current portion and deferred financing costs 190,507 281,114 Operating lease liabilities, noncurrent 1,462 1,563 Finance lease liabilities, noncurrent 33,817 35,726 Other long-term liabilities 2,748 2,773 Total liabilities $ 462,692 $ 421,659 Equity Common stock, $0.001 par value per share; 1,000,000,000 shares authorized; 115,949,384 and 104,359,953 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively $ 116 $ 104 Additional paid in capital 220,935 138,842 Accumulated deficit (102,112) (84,094) Stockholders’ equity $ 118,939 $ 54,852 Liabilities and stockholders’ equity $ 581,631 $ 476,511 Lyntris Inc. 6

Condensed Consolidated Statements of Operations (unaudited) Three Months Ended Nine Months Ended September 30, September 30, (dollars in thousands except per share data) 2026 2025 2026 2025 Revenue $ 194,429 $ 102,092 $ 435,412 $ 281,175 Cost of revenue 151,191 74,461 328,107 201,212 Gross profit $ 43,238 $ 27,631 $ 107,305 $ 79,963 Operating expenses: Selling, general and administrative expenses $ 28,342 $ 18,796 $ 84,510 $ 57,590 Depreciation and amortization 3,806 3,168 10,698 9,323 Total operating expenses $ 32,148 $ 21,964 $ 95,208 $ 66,913 Operating income $ 11,090 $ 5,667 $ 12,097 $ 13,050 Other expense: Interest expense, net $ 6,458 $ 8,582 $ 23,326 $ 25,414 Other expense, net 7,423 — 7,423 — Total other expense $ 13,881 $ 8,582 $ 30,749 $ 25,414 Loss before provision for income taxes $ (2,791) $ (2,915) $ (18,652) $ (12,364) Provision for (benefit from) income taxes 234 555 (634) 811 Net loss $ (3,025) $ (3,470) $ (18,018) $ (13,175) Net loss per share of common stock attributable to common shareholders Basic and Diluted $ (0.03) $ (0.03) $ (0.17) $ (0.14) Weighted average shares used in computing net loss per share of common stock Basic and Diluted 112,844 100,376 108,776 97,095 Lyntris Inc. 7

Lyntris Inc.

## Reconciliation of non-GAAP Adjusted EBITDA
## (unaudited)

### EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

The following tables present a reconciliation of net loss and net loss margin to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated:

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| **(dollars in thousands except for percentages)** | **2026** | **2025** | **2026** | **2025** |
| Revenue | $ 194,429 | $ 102,092 | $ 435,412 | $ 281,175 |
| Net loss | (3,025) | (3,470) | (18,018) | (13,175) |
| Interest expense, net | 6,458 | 8,582 | 23,326 | 25,414 |
| Provision for (benefit from) income taxes | 234 | 555 | (634) | 811 |
| Depreciation and amortization[1] | 7,156 | 6,555 | 20,639 | 18,664 |
| **EBITDA** | **$ 10,823** | **$ 12,222** | **$ 25,313** | **$ 31,714** |
| **Adjustments to EBITDA** | | | | |
| Acquisition and integration-related costs[2] | 4,447 | 1,816 | 10,453 | 4,744 |
| Restructuring and severance charges[3] | 663 | 405 | 2,163 | 1,757 |
| Sponsor and advisory fee[4] | 46 | 143 | 275 | 672 |
| System implementation costs[5] | 204 | 91 | 393 | 274 |
| Other non-cash charges[6] | 7,440 | — | 7,670 | 232 |
| Stock-based compensation expense[7] | 4,882 | 213 | 20,070 | 764 |
| **Total adjustments** | **$ 17,682** | **$ 2,668** | **$ 41,024** | **$ 8,443** |
| **Adjusted EBITDA** | **$ 28,505** | **$ 14,890** | **$ 66,337** | **$ 40,157** |
| *Net loss margin[8]* | *(1.6)%* | *(3.4)%* | *(4.1)%* | *(4.7)%* |
| Adjusted EBITDA Margin[8] | *14.7 %* | *14.6 %* | *15.2 %* | *14.3 %* |

(1) Depreciation and amortization expense includes $3.3 million and $3.4 million of allocated depreciation and amortization from cost of goods sold for the three months ended September 30, 2026 and 2025, respectively. Depreciation and amortization expense includes $9.9 million and $9.3 million of allocated depreciation and amortization from cost of goods sold for the nine months ended September 30, 2026 and 2025, respectively.

(2) Acquisition and Integration Costs. Represents third-party professional service fees and other direct, incremental costs incurred in connection with completed acquisitions and integration of acquired businesses. These costs are recorded within selling, general and administrative expenses and include operational and integration consulting, legal entity rationalization, purchase accounting and valuation support, tax consulting, contingent consideration fair value changes, transaction bonuses, option payout obligations and IT / systems integration activities. The amount of acquisition and integration related costs associated with expenses attributed to the change in the fair value of earnout arrangements was $0.0 million and $0.0 million for the three months ended September 30, 2026 and 2025, respectively. The amount of acquisition and integration related expenses associated with the change in the fair value of earnout arrangements was $0.7 million ($2.0 million of expense and $1.3 million of income) and $0.0 million for the nine months ended September 30, 2026 and 2025, respectively. The amount of acquisition and integration related expenses attributed to professional fees and other vendors was $3.4 million and $1.8 million for the three months ended September 30, 2026 and 2025, respectively and $7.9 million and $4.7 million for the nine months ended September 30, 2026 and 2025, respectively. The amount of acquisition and integration related expenses attributed to non-recurring transaction bonuses and option payout obligations was $1.0 million and $0.0 million for

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the three months ended September 30, 2026 and 2025, respectively and $1.8 million and $0.0 million for the nine months ended September 30, 2026 and 2025, respectively.

(3) Restructuring and severance charges. Consists of employee termination benefits, severance payments and related costs associated with discrete organizational restructuring initiatives to eliminate duplicative functions, consolidate management layers and realign the cost structure following acquisitions. These costs include executive, managerial and operational severance, recruiting fees for critical replacement hires, retention bonuses during transition periods and legal fees or settlement costs directly attributable to employment separation agreements.

(4) Sponsor and advisory fees. Represents expense reimbursements paid to our financial sponsor, board members and strategic advisors, together with related legal fees, under arrangements in effect during the periods presented. These costs are recorded within selling, general and administrative expenses and were terminated or substantially modified upon consummation of the IPO and therefore are not reflective of our operating performance.

(5) System implementation costs. Represents third-party consulting, licensing and configuration fees incurred to implement and deploy enterprise-wide technology systems, including ERP, financial reporting, HR, payroll, CRM and product lifecycle management platforms. These finite-duration, project-based costs are recorded within selling, general and administrative expenses and relate to standardizing technology infrastructure across operating entities following acquisitions.

(6) Other non-cash charges. For the three months ended September 30, 2026 this adjustment represents a $7.4 million loss on debt extinguishment associated with the write-off of our unamortized debt issuance costs and prepayment penalties. For the nine months ended September 30, 2026 this adjustment represents a $7.4 million loss on debt extinguishment associated with the write-off of our unamortized debt issuance costs and prepayment penalties and reflects charges associated with the exit from a leased facility, including the write-off of leasehold improvements and losses associated with subleasing the related space. These charges were recorded in other expense and selling, general and administrative expenses, respectively, and did not result in a current-period cash outflow. Management excludes these charges from Adjusted EBITDA because they relate to discrete investment and facility-exit decisions and are not considered indicative of our ongoing operating performance. For the nine months ended September 30, 2025 this adjustment represents a charge recognized in connection with the decision to abandon a non-refundable machinery deposit paid in a prior period, a charge reflects the write-off of the previously paid deposit, was recorded in selling, general and administrative expenses and did not result in a current-period cash outflow.

(7) Stock-based compensation expense. Represents non-cash expense recognized in connection with profits interest units and other equity-based awards, and non-recurring cash settlement of the Phantom Units. This expense is recorded within selling, general and administrative expenses and is excluded from Adjusted EBITDA because it does not require current-period cash settlement or is non-recurring.

(8) Calculated as a percentage of revenue.

| | Twelve Months Ended[9] September 30, | Year Ended December 31, |
|---|---|---|
| **(dollars in thousands except for percentages)** | **2026** | **2025** |
| Revenue | $ 543,180 | $ 388,943 |
| Net loss | (13,301) | (8,458) |
| Interest expense, net | 31,662 | 33,750 |
| Provision for (benefit from) income taxes | (1,905) | (460) |
| Depreciation and amortization[1] | 27,431 | 25,456 |
| **EBITDA** | **$ 43,887** | **$ 50,288** |
| **Adjustments to EBITDA** | | |
| Acquisition and integration-related costs[2] | $ 12,589 | $ 6,880 |
| Restructuring and severance charges[3] | 3,228 | 2,822 |
| Sponsor and advisory fee[4] | 896 | 1,293 |
| System implementation costs[5] | 498 | 379 |
| Other non-cash charges[6] | 7,758 | 320 |
| Stock-based compensation expense[7] | 19,883 | 577 |
| **Total adjustments** | **$ 44,852** | **$ 12,271** |
| **Adjusted EBITDA** | **$ 88,739** | **$ 62,559** |
| Net loss margin[8] | *(2.4)%* | *(2.2)%* |
| Adjusted EBITDA Margin[8] | *16.3 %* | *16.1 %* |

9

(1) Depreciation and amortization expense includes $13.3 million and $12.7 million of allocated depreciation and amortization from cost of goods sold for the twelve months ended September 30, 2026 and the year ended December 31, 2025, respectively (2) Acquisition and Integration Costs. Represents third-party professional service fees and other direct, incremental costs incurred in connection with completed acquisitions and integration of acquired businesses. These costs are recorded within selling, general and administrative expenses and include operational and integration consulting, legal entity rationalization, purchase accounting and valuation support, tax consulting, contingent consideration fair value changes, transaction bonuses, option payout obligations and IT / systems integration activities. The amount of acquisition and integration related expenses associated with the change in the fair value of earnout arrangements was $0.7 million ($2.0 million of expense and $1.3 million of income) and $0.0 million for the twelve months ended September 30, 2026 and the year ended December 31, 2025, respectively. The amount of acquisition and integration related expenses attributed to professional fees and other vendors was $10.1 million and $6.9 million for the twelve months ended September 30, 2026 and the year ended December 31, 2025, respectively. The amount of acquisition and integration related expenses attributed to non-recurring transaction bonuses and option payout obligations was $1.8 million and $0.0 million for the twelve months ended September 30, 2026 and the year ended December 31, 2025, respectively. (3) Restructuring and severance charges. Consists of employee termination benefits, severance payments and related costs associated with discrete organizational restructuring initiatives to eliminate duplicative functions, consolidate management layers and realign the cost structure following acquisitions. These costs include executive, managerial and operational severance, recruiting fees for critical replacement hires, retention bonuses during transition periods and legal fees or settlement costs directly attributable to employment separation agreements. (4) Sponsor and advisory fees. Represents expense reimbursements paid to our financial sponsor, board members and strategic advisors, together with related legal fees, under arrangements in effect during the periods presented. These costs are recorded within selling, general and administrative expenses and were terminated or substantially modified upon consummation of the IPO and therefore are not reflective of our operating performance. (5) System implementation costs. Represents third-party consulting, licensing and configuration fees incurred to implement and deploy enterprise-wide technology systems, including ERP, financial reporting, HR, payroll, CRM and product lifecycle management platforms. These finite-duration, project-based costs are recorded within selling, general and administrative expenses and relate to standardizing technology infrastructure across operating entities following acquisitions. (6) Other non-cash charges. For the twelve months ended September 30, 2026, this adjustment represents a $7.4 (7) million loss on debt extinguishment associated with the write-off of our unamortized debt issuance costs and prepayment penalties (the “refinancing costs”), $0.2 million of charges associated with the exit from a leased facility, including the write-off of leasehold improvements and losses associated with subleasing the related space, and $0.1 million of bad debt expense. For the year ended December 31, 2025, this adjustment represents a $0.2 million charge recognized in connection with the decision to abandon a non-refundable machinery deposit paid in a prior period, reflecting the write-off of the previously paid deposit, and $0.1 million of bad debt expense. The refinancing costs were recorded in other expense and the remaining charges in selling, general and administrative expenses, and none of these charges resulted in a current-period cash outflow. Management excludes these charges from Adjusted EBITDA because they relate to discrete financing, investment and facility-exit decisions and are not considered indicative of our ongoing operating performance. (8) Stock-based compensation expense. Represents non-cash expense recognized in connection with profits interest units and other equity-based awards. For the twelve months ended September 30, 2026, this adjustment also includes the non-recurring cash settlement of the Phantom Units. This expense is recorded within selling, general and administrative expenses and is excluded from Adjusted EBITDA because it does not require current-period cash settlement or is non-recurring. (9) Calculated as a percentage of revenue. (10) Amounts for the twelve months ended September 30, 2026 are calculated as the nine months ended September 30, 2026, plus the year ended December 31, 2025, less the nine months ended September 30, 2025. Lyntris Inc. 10

Lyntris Inc.

### *Adjusted Net Income (Loss) and Adjusted EPS*

The following table presents a reconciliation of net loss to Adjusted Net Income (Loss) and Adjusted EPS for each of the periods indicated:

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| **(dollars in thousands)** | **2026** | **2025** | **2026** | **2025** |
| Net loss | $ (3,025) | $ (3,470) | $ (18,018) | $ (13,175) |
| Adjustments to net loss | | | | |
| Acquisition and integration-related costs(1) | 4,447 | 1,816 | 10,453 | 4,744 |
| Restructuring and severance charges(2) | 663 | 405 | 2,163 | 1,757 |
| Sponsor and advisory fee(3) | 46 | 143 | 275 | 672 |
| System implementation costs(4) | 204 | 91 | 393 | 274 |
| Other non-cash charges(5) | 7,440 | — | 7,670 | 232 |
| Stock-based compensation expense(6) | 4,882 | 213 | 20,070 | 764 |
| Amortization of acquired intangible assets(7) | 2,950 | 2,592 | 8,755 | 7,418 |
| Amortization of deferred financing costs(8) | 110 | 160 | 580 | 580 |
| Income tax effect of adjustments(9) | (705) | (271) | (1,712) | (822) |
| **Total adjustments** | **20,037** | **5,149** | **48,647** | **15,619** |
| **Adjusted Net Income** | **$ 17,012** | **$ 1,679** | **$ 30,629** | **$ 2,444** |
| | | | | |
| Weighted average shares outstanding | 112,844 | 100,376 | 108,776 | 97,095 |
| | | | | |
| Basic and diluted EPS | $ (0.03) | $ (0.03) | $ (0.17) | $ (0.14) |
| Adjustments to EPS* | | | | |
| Acquisition and integration-related costs(1) | 0.04 | 0.02 | 0.10 | 0.05 |
| Restructuring and severance charges(2) | 0.01 | — | 0.02 | 0.02 |
| Sponsor and advisory fee(3) | — | — | — | 0.01 |
| System implementation costs(4) | — | — | — | — |
| Other non-cash charges(5) | 0.07 | — | 0.07 | — |
| Stock-based compensation expense(6) | 0.04 | — | 0.18 | 0.01 |
| Amortization of acquired intangible assets(7) | 0.03 | 0.03 | 0.08 | 0.08 |
| Amortization of deferred financing costs(8) | — | — | 0.01 | 0.01 |
| Income tax effect of adjustments(9) | (0.01) | — | (0.01) | (0.01) |
| **Total adjustments** | **0.18** | **0.05** | **0.45** | **0.17** |
| **Adjusted EPS** | **$ 0.15** | **$ 0.02** | **$ 0.28** | **$ 0.03** |

*Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

(1) Acquisition and Integration Costs. Represents third-party professional service fees and other direct, incremental costs incurred in connection with completed acquisitions and integration of acquired businesses. These costs are recorded within selling, general and administrative expenses and include operational and integration consulting, legal entity rationalization, purchase accounting and valuation support, tax consulting, contingent consideration fair value changes, transaction bonuses, option payout obligations and IT / systems integration activities. The amount of acquisition and integration related costs associated with expenses attributed to the change in the fair value of earnout arrangements was $0.0 million and $0.0 million for the three months ended September 30, 2026 and 2025, respectively. The amount of acquisition and integration related expenses associated with the change in the fair value of earnout arrangements was $0.7 million ($2.0 million of expense and $1.3 million of income) and $0.0 million for the nine months ended September 30, 2026 and 2025, respectively. The amount of acquisition and integration related expenses attributed to professional fees and other vendors was $3.4 million and $1.8 million for the three months ended September 30, 2026 and 2025, respectively and $7.9 million and $4.7 million for the nine months ended September 30, 2026 and 2025, respectively. The amount of acquisition and integration related expenses

11

Lyntris Inc.

attributed to non-recurring transaction bonuses and option payout obligations was $1.0 million and $0.0 million for the three months ended September 30, 2026 and 2025, respectively and $1.8 million and $0.0 million for the nine months ended September 30, 2026 and 2025, respectively.

(2) Restructuring and severance charges. Consists of employee termination benefits, severance payments and related costs associated with discrete organizational restructuring initiatives to eliminate duplicative functions, consolidate management layers and realign the cost structure following acquisitions. These costs include executive, managerial and operational severance, recruiting fees for critical replacement hires, retention bonuses during transition periods and legal fees or settlement costs directly attributable to employment separation agreements.

(3) Sponsor and advisory fees. Represents expense reimbursements paid to our financial sponsor, board members and strategic advisors, together with related legal fees, under arrangements in effect during the periods presented. These costs are recorded within selling, general and administrative expenses and were terminated or substantially modified upon consummation of the IPO and therefore are not reflective of our operating performance.

(4) System implementation costs. Represents third-party consulting, licensing and configuration fees incurred to implement and deploy enterprise-wide technology systems, including ERP, financial reporting, HR, payroll, CRM and product lifecycle management platforms. These finite-duration, project-based costs are recorded within selling, general and administrative expenses and relate to standardizing technology infrastructure across operating entities following acquisitions.

(5) Other non-cash charges. For the three months ended September 30, 2026 this adjustment represents a $7.4 million loss on debt extinguishment associated with the write-off of our unamortized debt issuance costs and prepayment penalties. For the nine months ended September 30, 2026 this adjustment represents a $7.4 million loss on debt extinguishment associated with the write-off of our unamortized debt issuance costs and prepayment penalties and reflects charges associated with the exit from a leased facility, including the write-off of leasehold improvements and losses associated with subleasing the related space. These charges were recorded in other expense and selling, general and administrative expenses, respectively and did not result in a current-period cash outflow. Management excludes these charges from Adjusted Net Income (Loss) because they relate to discrete investment and facility-exit decisions and are not considered indicative of our ongoing operating performance. For the nine months ended September 30, 2025 this adjustment represents a charge recognized in connection with the decision to abandon a non-refundable machinery deposit paid in a prior period, a charge reflects the write-off of the previously paid deposit, was recorded in selling, general and administrative expenses and did not result in a current-period cash outflow.

(6) Stock-based compensation expense. Represents non-cash expense recognized in connection with profits interest units and other equity-based awards, and non-recurring cash settlement of the phantom units. This expense is recorded within selling, general and administrative expenses and is excluded from Adjusted Net Income (Loss) because it does not require current-period cash settlement or is non-recurring.

(7) Represents the amortization of intangible assets recorded in connection with our acquisitions.

(8) Represents the amortization of deferred financing costs associated with our long-term debt.

(9) Represents the estimated tax impact of all Adjusted Net Income (Loss) adjustments using tax rates of 3.4% and 5.0% for the 2026 and 2025 periods presented, respectively. In our prior filings with the SEC, we used a blended federal and state statutory rate of 25% for all periods presented.

***Free Cash Flow***

The following table presents a reconciliation of net cash flow provided by (used in) operating activities to Free Cash Flow:

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| **(dollars in thousands)** | **2026** | **2025** | **2026** | **2025** |
| Net cash provided by (used in) operating activities | $ 84,036 | $ (3,484) | $ 118,902 | $ (16,780) |
| Less: Capital expenditures (property plant and equipment and software) | (4,567) | (348) | (10,599) | (3,172) |
| **Free Cash Flow** | **$ 79,469** | **$ (3,832)** | **$ 108,303** | **$ (19,952)** |

***Net Leverage Ratio***

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The following table presents a reconciliation of the current portion of long-term debt and long-term debt, net of current portion and deferred financing costs to Net Leverage Ratio: September 30, December 31, (dollars in thousands) 2026 2025 Current portion of long-term debt $ 7,393 $ 3,587 Long-term debt, net of current portion and deferred financing costs 190,507 281,114 Total debt $ 197,900 $ 284,701 Less: cash (88,367) (19,148) Net debt $ 109,533 $ 265,553 Trailing twelve months Adjusted EBITDA(1) $ 88,739 $ 62,559 Net Leverage Ratio 1.2x 4.2x (1) Trailing twelve months Adjusted EBITDA as of September 30, 2026 is calculated as Adjusted EBITDA of $62.6 million for the year ended December 31, 2025, plus $66.3 million for the nine months ended September 30, 2026, less $40.2 million for the nine months ended September 30, 2025. Trailing twelve months Adjusted EBITDA as of December 31, 2025 represents Adjusted EBITDA of $62.6 million for the year then ended. ### For additional media and information, please follow us: LinkedIn Contacts Investor contact: Nathan Rutledge ir@lyntris.com Media contact: media@lyntris.com Lyntris Inc. 13